UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date	of report (Date of earliest event reported) March 14, 2006

Pennichuck Corporation

(Exact Name of Registrant as Specified in Its Charter)

New Hampshire

(State or Other Jurisdiction of Incorporation)

0-18552	02-0177370
(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5191

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On March 20, 2006, Pennichuck Corporation (the “Company”) issued a press release, announcing that Donald L. Correll, the Company’s President and Chief Executive Officer and a member of its Board of Directors, would be resigning from those positions to accept a position as the president and chief executive officer of another company. Mr. Correll’s resignation will take effect on April 15, 2006, unless he and the Company mutually agree on another date. Mr. Correll notified the Company on March 14, 2006 of his intention to resign.

On March 17, 2006 the Board of Directors selected Hannah M. McCarthy, a member of the Company’s Board of Directors since 1994 and the former president of Daniel Webster College, to serve as interim Chief Executive Officer of the Company until the Board of Directors has appointed a successor to Mr. Correll.

A copy of the Company’s March 20, 2006 press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by the Company on March 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

Date: March 20, 2006	By:	/S/ WILLIAM D. PATTERSON
Name: William D. Patterson Title: Senior Vice President, Treasurer and Chief Financial Officer